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                                                                    EXHIBIT 99.1

















                        XM SATELLITE RADIO HOLDINGS INC.

                               TALENT OPTION PLAN


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                          Effective as of May 31, 2000











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                        XM SATELLITE RADIO HOLDINGS INC.
                               TALENT OPTION PLAN


                                  INTRODUCTION

         (a) XM Satellite Radio Holdings Inc., a Delaware corporation (hereinafter referred to as the "Corporation"), hereby establishes an incentive compensation plan to be known as the "XM Talent Option Plan" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of stock options which do not satisfy the requirements for, or which are not intended to be eligible for, tax-favored treatment under Section 422 of the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder. Subject to the terms of the Plan, the Plan shall become effective on May 31, 2000.

         The purpose of the Plan is to promote the success and enhance the value of the Corporation by attracting selective talent to the Corporation in a competitive market where equity-based awards such as stock options have become commonplace.



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                                   DEFINITIONS

         For purposes of this Plan, the following terms shall be defined as follows unless the context clearly indicates otherwise:

         (b) "AFFILIATE" shall mean (i) any parent, including any other entity which owns directly or indirectly at least 50% of the total combined voting power of all classes of stock of the Corporation and (ii) any entity in which the Corporation directly or indirectly owns at least 50% of the total combined voting power of all classes of stock.

         (c) "AWARD" shall mean any award to a participant of an Option under the Plan.

         (d) "AWARD AGREEMENT" shall mean the written agreement, executed by an appropriate officer of the Corporation, pursuant to which an Award is granted.

         (e) "BOARD OF DIRECTORS" shall mean the Board of Directors of the Corporation.

         (f) "CHANGE OF CONTROL" shall have the meaning set forth in Section 7(d) hereof.

         (g) "COMMITTEE" shall mean the Board of Directors of the Corporation or any committee of two or more members of the Board of Directors designated by the Board of Directors to serve as the Committee.

         (h) "CORPORATION" shall mean XM Satellite Radio Holdings Inc., a Delaware corporation.

         (i) "EQUIVALENT AWARD" shall mean, in connection with a Change of Control, a continuation of the Award by the Corporation to a Participant, an agreement by the person(s) acquiring the Corporation that to honor or assume the Award following the Change of Control, or the substitution of a new Award with an inherent value equivalent to that of the original Award and on terms at least as beneficial to the Participant as those contained in the Participant's original Award Agreement.

         (j) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

         (k) "FAIR MARKET VALUE" of the Corporation's Common Shares on a Trading Day shall mean the last reported sale price for Common Shares or, in case no such reported sale takes place on such Trading Day, the average of the closing bid and asked prices for the Common Shares for such Trading Day, in either case on the principal national securities exchange on which the Common Shares are listed or admitted to trading, or if the Common Shares are not listed or

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admitted to trading on any national securities exchange but are traded in the over-the-counter market, the closing sale price of the Common Shares or, if no sale is publicly reported, the average of the closing bid and asked quotations for the Common Shares, as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or any comparable system or, if the Common Shares are not listed on NASDAQ or a comparable system, the average of the bid and asked prices of the Common Shares or, if no sale is publicly reported, the average of the closing bid and asked prices, as furnished by two members of the National Association of Securities Dealers, Inc., who make a market in the Common Shares selected from time to time by the Corporation for that purpose. In addition, for purposes of this definition, a "Trading Day" shall mean, if the Common Shares are listed on any national securities exchange, a business day during which such exchange was open for trading and at least one trade of Common Shares was effected on such exchange on such business day, or, if the Common Shares are not listed on any national securities exchange but are traded in the over-the-counter market, a business day during which the over-the-counter market was open for trading and at least one "broker-dealer" quoted both a bid and asked price for the Common Shares (if a broker-dealer quoted only a bid or only an asked price for such day, such day will not be a Trading Day). In the event the Corporation's Common Shares are not publicly traded, the Fair Market Value of such Common Shares shall be determined by the Committee in good faith and in its sole discretion.

         (l) "OPTION" shall mean a stock option granted under the Plan.

         (m) "PARTICIPANT" shall mean any Talent participating under the Plan.

         (n) "PLAN" shall mean this XM Talent Option Plan as the same shall be amended, revised or terminated from time to time.

         (o) "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

         (p) "SHARE" or "COMMON SHARE" shall mean a share of the Class A common stock, par value $.01 per share, of the Corporation, or such other securities of the Corporation as may be designated by the Committee from time to time.

         (q) "TALENT" shall mean an individual or entity who is in a non-employee service provider to the Corporation (or any parent or subsidiary of the Corporation) pursuant to a Talent Agreement and who is granted an Option under the terms of the Plan.

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1.  ADMINISTRATION

         The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee may establish from time to time such regulations, provisions, proceedings and conditions of awards which, in its sole opinion, may be advisable in the administration of the Plan. A majority of the Committee shall constitute a quorum, and, subject to the provisions of Section 4 of the Plan, the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be the acts of the Committee as a whole.

2.  SHARES AVAILABLE

         Subject to the adjustments provided in Section 7 of the Plan, the aggregate number of Shares with respect to which Awards may be granted under the Plan shall be 500,000. The Shares underlying Awards shall be counted against the limitation set forth in the immediately preceding sentence and may be reused to the extent that the related Award to any individual is settled in cash, expires, is terminated unexercised, or is forfeited without the delivery of Shares. Shares granted to satisfy Awards under the Plan may be authorized and unissued Shares, issued Shares held in the Corporation's treasury or Shares acquired on the open market.

3.  ELIGIBILITY

         All Talent shall be eligible to participate in the Plan.

4.  AUTHORITY OF COMMITTEE

         The Plan shall be administered by, or under the direction of, the Committee, which shall administer the Plan so as to comply at all times with applicable law, and shall otherwise have the sole and exclusive authority to interpret the Plan and to make all determinations specified in or permitted by the Plan or deemed necessary or desirable for its administration or for the conduct of the Committee's business. Subject to the provisions of Section 8 hereof, all interpretations and determinations of the Committee may be made on an individual or group basis and shall be final, conclusive and binding on all persons. Subject to the express provisions of the Plan, the Committee shall have authority, in its discretion, to determine, without limitation, the persons to whom Awards shall be granted, the times when Awards shall be granted, the number of Shares subject to any Awards, the terms of Awards, any other

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restrictions, including any vesting requirements, and the other provisions thereof (which need not be similar or identical with respect to each Award).

         In addition, the authority of the Committee shall include, without limitation, the following with respect to an Award of an Option:

         (a) FINANCING. The arrangement of temporary financing for a Participant by registered broker-dealers, under the rules and regulations of the Federal Reserve Board, for the purpose of assisting a Participant in the exercise of an Option, such authority to include the payment by the Corporation of the commissions of the broker-dealer;

         (b) PROCEDURES FOR EXERCISE OF OPTION. The establishment of procedures for a Participant (i) to exercise an Option by payment of cash or (ii) with the consent of the Committee, (A) to have withheld from the total number of Shares to be acquired upon the exercise of an Option that number of shares having a Fair Market Value, which, together with such cash as will be paid in respect of fractional shares, shall equal the Option exercise price of the total number of Shares to be acquired, (B) to exercise all or a portion of an Option by delivering that number of Shares already owned by him or her having a Fair Market Value which shall equal the Option exercise price for the portion exercised and, in cases where an Option is not exercised in its entirety, and subject to the requirements of the Code, to permit the Participant to deliver the Shares thus acquired by him or her in payment of Shares to be received pursuant to the exercise of additional portions of such Option, the effect of which shall be that a Participant can in sequence utilize such newly acquired shares of Common Shares in payment of the exercise price of the entire Option, together with such cash as shall be paid in respect of fractional shares or (C) to engage in any form of "cashless" exercise.

         (c) WITHHOLDING. The establishment of a procedure whereby a number of Shares may be withheld from the total number of Shares to be issued upon exercise of an Award or for the tender of Shares owned by any Participant to meet any obligation of withholding for taxes incurred by the Participant upon such exercise.

5.  SHARE OPTIONS

         (a) GRANT. Subject to the provisions of the Plan, the Committee shall have sole and complete discretion and authority to determine the Talent to whom Options shall be granted, the number of Shares to be covered by each Option, and the conditions and limitations applicable to the exercise of the Option.

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         (b) EXERCISE PRICE. The Committee in its sole discretion shall establish the exercise price at the time each option is granted. The exercise price shall be subject to adjustment in accordance with the provisions of
Section 7 of the Plan.

         (c) TERM. Subject to the provisions of the Plan, the term of any Option granted hereunder shall be not more than 10 years from the date of grant.

         (d) EXERCISABILITY. Each Option shall be exercisable in whole or in installments, and at such time(s), and subject to the fulfillment of any conditions and limitations on exercisability as may be determined by the Committee at the time of the grant of such Options. The right to purchase Shares shall be cumulative so that when the right to purchase any Shares has accrued such Shares or any part thereof may be purchased at any time thereafter until the expiration or termination of the Option. Notwithstanding the above, no Option shall be exercisable by a Participant until he or she has fully repaid any and all loans made to him or her by the Corporation (or by any parent or subsidiary of the Corporation); PROVIDED, HOWEVER, that a repayment (whether in the form of cash or Shares) made contemporaneously with an exercise of an Option granted hereunder (including a repayment in the form of withholding on Shares to be received upon the exercise of such Option) shall be considered to have occurred prior to such Option exercise.

         (e) PAYMENT OF EXERCISE PRICE. The price per share of Shares with respect to each Option shall be payable at the time the Option is exercised. Such price shall be payable in cash or pursuant to any of the methods set forth in Sections 4(a) or (b) hereof, as determined by the Participant and approved by the Committee.

6.  TERMINATION OF SERVICES

         The Award shall provide whether, in the event that the Participant ceases to provide services to the Corporation or any Affiliate as Talent, the Participant's right to exercise any Option shall terminate. If the Award so provides, in the event that the Participant ceases to provide services to the Corporation or any Affiliate as Talent, either at the time of the grant of the Award or thereafter, the Participant's right to exercise any Option shall terminate, and such Option shall expire immediately upon such termination. The exercise periods and rights to acceleration, if any, in the event of death or total and permanent disability, or as a result of a change of control or otherwise shall be as set forth in the Award Agreement as determined by the Committee in its sole discretion.

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7.  ADJUSTMENT OF SHARES; MERGER OR CONSOLIDATION, ETC. OF THE CORPORATION

         (a) RECAPITALIZATION, ETC. In the event there is any change in the Common Shares of the Corporation by reason of any stock dividend, stock split, adoption of stock rights plans, split-ups, split-offs, spin-offs, liquidations, combination or exchanges of shares, recapitalizations, mergers, consolidations or reorganizations of or by the Corporation or any distribution to common stockholders other than ordinary cash dividends, there shall be substituted for or added to each Share theretofore appropriated or thereafter subject, or which may become subject, to any Award, the number and kind of shares or other securities into which each outstanding Share shall be so changed or for which each such Share shall be exchanged, or to which each such Share be entitled, as the case may be, and the per share price thereof also shall be appropriately adjusted.

         (b) MERGER OR CONSOLIDATION OF CORPORATION. Upon (i) the merger or consolidation of the Corporation with or into another corporation (pursuant to which the shareholders of the Corporation immediately prior to such merger or consolidation will not, as of the date of such merger or consolidation, own a beneficial interest in shares of voting securities of the corporation surviving such merger or consolidation having at least a majority of the combined voting power of such corporation's then outstanding securities), if the agreement of merger or consolidation does not provide for (1) the continuance of the Awards granted hereunder or (2) the substitution of new awards for Awards granted hereunder, or for the assumption of such Awards by the surviving corporation or
(ii) the dissolution, liquidation, or sale of all or substantially all the assets of the Corporation, the holder of any such Award theretofore granted and still outstanding (and not otherwise expired) who satisfies such other requirements, if any, that may be required by the Committee and set forth in the related Award Agreement, shall have the right immediately prior to the effective date of such merger, consolidation, dissolution, liquidation or sale of assets of the Corporation to exercise such Awards in whole or in part without regard to any installment provision regarding exercisability that may have been made part of the terms and conditions of such Awards. The Corporation, to the extent practicable, shall give advance notice to affected Participants of such merger, consolidation, dissolution, liquidation or sale of assets of the Corporation. All such Awards which are not so exercised shall be forfeited as of the effective time of such merger, consolidation, dissolution, liquidation or sale of assets of the Corporation.

         (c) CHANGE OF CONTROL OF THE CORPORATION. Notwithstanding the foregoing, if a Change of Control occurs during the period commencing on the date of grant of an Award and terminating on the date of expiration of the Award, the Participant shall be

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entitled to receive an Equivalent Award. If, despite the best efforts of the
Corporation, the Participant cannot receive an Equivalent Award in connection with such Change of Control, (i) the Participant shall be entitled to receive immediately prior to such Change of Control, in exchange for his or her Award, cash in an amount equal to the excess of the highest price paid for a Share in connection with the Change of Control over the exercise price per Share under the Award, multiplied by the total number of Shares subject to the Award, including all Shares with respect to which the Award has not yet become exercisable under the provisions of the Plan but excluding any Shares with respect to which the Award has previously been exercised or (ii) if the Participant is an insider who would be subject to suit under Section 16(b) of the Exchange Act if the Participant were to receive the cash payment described above, the Award may be exercised by the Participant in full beginning on the date two weeks before such Change of Control. If the Participant receives an Equivalent Award in connection with a Change of Control, and the Talent's service with the Corporation or an Affiliate is terminated within one year following the Change of Control by reason of involuntary termination, the Equivalent Award may be exercised in full beginning on the date of such termination if and for such period as the Committee, in its sole discretion, shall determine.

         (d) DEFINITION OF CHANGE OF CONTROL OF THE CORPORATION. A "Change of Control" shall be deemed to have occurred if (i) any person or group of persons (as defined in Section 13(d) and 14(d) of the Exchange Act) together with its affiliates, excluding employee benefit plans of the Corporation, is or becomes, directly or indirectly, the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of securities of the Corporation representing 40% or more of the combined voting power of the Corporation's then outstanding securities; or
(ii) individuals who at the beginning of any two-year period constitute the Board, plus new directors of the Corporation whose election or nomination for election by the Corporation's shareholders is approved by a vote of at least two-thirds of the directors of the Corporation still in office who were directors of the Corporation at the beginning of such two-year period, cease for any reason during such two-year period to constitute at least two-thirds of the members of the Board; or (iii) the shareholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation or entity regardless of which entity is the survivor, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) at least 60% of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation; or (iv) the shareholders of the Corporation approve a plan of complete liquidation or winding-up of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets. Notwithstanding anything herein to the contrary, in no event shall any change in the percentage

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ownership of the Corporation by Motient Corporation or its affiliates be deemed to constitute a Change of Control hereunder.

8.   MISCELLANEOUS PROVISIONS

         (a) ADMINISTRATIVE PROCEDURES. The Committee may establish any procedures determined by it to be appropriate in discharging its responsibilities under the Plan. All actions and decisions of the Committee shall be final.

         (b) INVESTMENT REPRESENTATION. With respect to Shares received pursuant to the exercise of an Option, the Committee may require, as a condition of receiving such securities, that the Participant furnish to the Corporation such written representations and information as the Committee deems appropriate to permit the Corporation, in light of the existence or nonexistence of an effective registration statement under the Securities Act, to deliver such securities in compliance with the provisions of the Securities Act.

         (c) WITHHOLDING TAXES. The Corporation shall have the right to deduct from all cash payments hereunder any federal, state, local or foreign taxes required by law to be withheld with respect to such payments. In the case of the issuance or distribution of Common Shares upon the exercise of an Award, the Corporation, as a condition of such issuance or distribution, may require the payment (through withholding from the Participant's salary, reduction of the number of Shares or other securities to be issued, or otherwise) of any such taxes. Each Participant may satisfy the withholding obligations by paying to the Corporation a cash amount equal to the amount required to be withheld or by tendering to the Corporation a number of Shares having a value equivalent to such cash amount, or by use of any available procedure as described under
Section 4(c) hereof.

         (d) COMPLIANCE WITH APPLICABLE LAW AND REGULATIONS. The adoption of the Plan and the grant and exercise of the Awards thereunder shall be subject to receipt of all required regulatory approvals, including without limitation any required approvals of the Federal Communications Commission. Should any provision of the Plan that is intended to comply with the provisions of Rule 16b-3 under the Exchange Act at the date of the adoption of the Plan by the Board not be necessary for such compliance, or become no longer necessary for such compliance, such provision of the Plan shall have no force or effect under the Plan as of the date that such provision is not required for the purpose of satisfying the provisions of Rule 16b-3 under the Exchange Act.

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         (e) COSTS AND EXPENSES. The costs and expenses of administering the
Plan shall be borne by the Corporation and shall not be charged against any Award or to any employee receiving an Award.

         (f) FUNDING OF PLAN. The Plan shall be unfunded. Neither the Participants nor any other persons shall have any interest in any fund or in any specific asset or assets of the Corporation or any other entity by reason of any Award. The interests of each Participant and former Participant hereunder are unsecured and shall be subject to the general creditors of the Corporation.

         (g) OTHER INCENTIVE PLANS. The adoption of the Plan does not preclude the adoption by appropriate means of any other incentive plan for employees.

         (h) PLURALS. Where appearing in the Plan, singular terms shall include the plural, and vice versa, unless the context clearly indicates a different meaning.

         (i) HEADINGS. The headings and sub-headings in the Plan are inserted for the convenience of reference only and are to be ignored in any construction of the provisions hereof.

         (j) SEVERABILITY. In case any provision of the Plan shall be held illegal or void, such illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provisions had never been inserted herein.

         (k) LIABILITY AND INDEMNIFICATION. Neither the Corporation nor any Affiliate shall be responsible in any way for any action or omission of the Committee, or any other fiduciaries in the performance of their duties and obligations as set forth in the Plan. Furthermore, neither the Corporation nor any Affiliate shall be responsible for any act or omission of any of their agents, or with respect to reliance upon advice of their counsel provided that the Corporation and/or the appropriate Affiliate relied in good faith upon the action of such agent or the advice of such counsel.

                  (ii) Except for their own gross negligence or willful misconduct regarding the performance of the duties specifically assigned to them under, or their willful breach of the terms of, the Plan, the Corporation, each Affiliate and the Committee shall be held harmless by the Participants, former Participants, beneficiaries and their representatives against liability or losses occurring by reason of any act or omission. Neither the Corporation, any Affiliate, the Committee, nor any agents, employees, officers, directors or shareholders of any of them, nor any other person shall have any liability or responsibility with respect to the Plan, except as expressly provided herein.

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         (l) COOPERATION OF PARTIES. All parties to the Plan and any person claiming any interest hereunder agree to perform any and all acts and execute any and all documents and papers which the Committee deems necessary or desirable for carrying out the Plan or any of its provisions.

         (m) GOVERNING LAW. All questions pertaining to the validity, construction and administration of the Plan shall be determined in accordance with the laws of the State of Delaware.

         (n) NONGUARANTEE OF EMPLOYMENT OR CONSULTING RELATIONSHIP. Nothing contained in the Plan shall be construed as a contract of employment (or as a consulting contract) between the Corporation (or any Affiliate) and any Participant, as a right of any Participant to be continued in the relationship with the Corporation (or any Affiliate), or as a limitation on the right of the Corporation or any Affiliate to discontinue the relationship with any of its Talent, at any time, with or without cause.

         (o) NOTICES. Each notice relating to the Plan shall be in writing and delivered in person or by certified mail to the proper address. All notices to the Corporation or the Committee shall be addressed to it at c/o General Counsel, 1500 Eckington Place, N.E., Washington, D.C. 20002. All notices to Participants, former Participants, beneficiaries or other persons acting for or on behalf of such persons shall be addressed to such person at the last address for such person maintained in the Committee's records.

         (p) WRITTEN AGREEMENTS. Each Award shall be evidenced by a signed Award Agreement between the Corporation and the Participant containing the terms and conditions of the Award.

9.  AMENDMENT OR TERMINATION OF PLAN

         The Board of Directors of the Corporation shall have the right to amend, suspend or terminate the Plan at any time except that no amendment, suspension or termination of the Plan shall alter or impair any Award previously granted under the Plan without the consent of the holder thereof. Any provision of the Plan or any Award Agreement notwithstanding, the Committee may cause any Award granted hereunder to be cancelled in consideration of a cash payment or alternative Award made to the holder of such cancelled Award equal to the Fair Market Value of such cancelled Award.

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10. TERM OF PLAN

         The Plan shall automatically terminate on the day immediately preceding the tenth anniversary of the date the Plan was adopted by the Board of Directors, unless sooner terminated by the Board of Directors. No Award may be granted under the Plan subsequent to the termination of the Plan.

11. EFFECTIVE DATE

         The Plan shall become effective as of May 31, 2000, the date as of which it was approved by the Board of Directors.

                                    * * * * *

         The Plan was duly adopted and approved by the Board on May 31, 2000.

                                              /S/ JOSEPH M. TITLEBAUM
                                              --------------------------------
                                              Joseph M. Titlebaum
                                              XM Satellite Radio Holdings Inc.
                                              Senior Vice President,
                                              General Counsel and Secretary




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